                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                                 Merge Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                              [MERGE TECHNOLOGIES INC. LETTERHEAD]


April 16, 2001


Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Merge Technologies Incorporated (the "Company") to be held at the Country Inn & Suites - Milwaukee West, 1250 South Moorland Road, Brookfield, Wisconsin on May 23, 2001, at 10:00 a.m. central time. At the meeting, you will be asked to consider and vote upon a proposal to elect nine individuals as Directors, as more particularly described in the accompanying Proxy Statement.

         With respect to the proposal described above, the nine individuals receiving the highest number of votes will be elected as Directors. Accordingly, whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting. If you attend, you may vote in person, even if you have previously returned your proxy. Your prompt cooperation will be greatly appreciated. This solicitation is authorized by and is made on behalf of the Company's Board of Directors.


Sincerely,
MERGE TECHNOLOGIES INCORPORATED

/s/ RICHARD A. LINDEN

Richard A. Linden
President and Chief Executive Officer

                         MERGE TECHNOLOGIES INCORPORATED
                       1126 SOUTH 70TH STREET, SUITE S107B
                         MILWAUKEE, WISCONSIN 53214-3151
                                 (414) 977-4000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Merge Technologies Incorporated:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting" or the "Meeting") of Merge Technologies Incorporated, a Wisconsin corporation (the "Company"), will be convened at the Country Inn & Suites - Milwaukee West, 1250 South Moorland Road, Brookfield, Wisconsin on May 23, 2001, at 10:00 a.m. Central Time (the "Meeting Date"). All Shareholders of the Company (the "Shareholders") are entitled to attend the Meeting. The Annual Meeting will be held for the purpose of considering and voting upon proposals to:

         1. Elect nine individuals to serve as Directors until the next annual meeting of Shareholders or otherwise as provided in the Amended and Restated By-Laws of the Company; and

         2. Transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

         Only Shareholders of record at the close of business on March 23, 2001 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof (the "Eligible Holders"). A complete list of Eligible Holders will be available for inspection at the Company's offices for at least ten days prior to the Meeting. Unless otherwise defined, capitalized terms in this Notice shall have the meaning ascribed to them in the Proxy Statement accompanying this Notice.

         A PROXY STATEMENT AND PROXY ARE ENCLOSED. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU PROMPTLY FILL IN, SIGN, DATE AND MAIL THE PROXY IN THE ENCLOSED ENVELOPE SO THAT YOU MAY VOTE YOUR SHARES.

                                           By order of the Board of Directors:



                                           Richard A. Linden
                                           President and Chief Executive Officer




Milwaukee, Wisconsin
April 16, 2001



         The Company's 2000 Form 10-KSB Annual Report is enclosed with this notice and Proxy Statement.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                 PROXY STATEMENT

                                       FOR
                        ANNUAL MEETING OF SHAREHOLDERS OF
                         MERGE TECHNOLOGIES INCORPORATED
                                  MAY 23, 2001


         This proxy statement is furnished to the holders of shares (the "Shareholders") of common stock, par value $0.01 per share (the "Common Shares" or "Common Stock"), of Merge Technologies Incorporated, a Wisconsin corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Directors" or the "Board") for use at the annual meeting of Shareholders to be held on May 23, 2001 (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be convened at approximately 10:00 a.m. Central Time. Any adjournment or postponement thereof will be announced at the Annual Meeting. This Proxy Statement, the enclosed notice and proxy were first sent or given to Shareholders on or about April 16, 2001. Shareholders who wish to attend the Annual Meeting should contact the Company at
(414) 977-4000 to make arrangements.

         The Company will make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by those persons. The Company may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding the material. The Company will bear the cost of soliciting proxies, although the Company currently does not intend to solicit proxies. Brokerage firms, fiduciaries, nominees and others holding Common Shares for beneficial owners will be reimbursed for the out-of-pocket expenses in forwarding proxy materials to these beneficial owners. In addition to the use of the mail, proxies may be solicited by Directors, officers and employees of the Company who will not be specifically compensated for these services, by means of personal calls upon, or telephonic, telegraphic or telecopy communications with, Shareholders or their representatives.

         Only Common Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. If a Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares represented by that proxy will be voted as specified. If a Shareholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Common Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board described herein. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Company before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy before the proxy is voted at the Annual Meeting; or (iii) attending the Annual Meeting and voting the Common Shares in person.

         The close of business on March 23, 2001 has been fixed as the date for determining Shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Company had 7,078,424 Shares outstanding which have voting rights, including: (i) 6,025,325 Shares of Common Stock, (ii) 415,863 exchangeable shares of Interpra Medical Imaging Network Ltd, each of which entitles the holder thereof to one vote per Share, and (iii) 637,236 Shares of Convertible Preferred Stock, each of which entitles the holder thereof to one vote per Share. Directors and officers of the Company own 1,600,008 or approximately 23% of these Common Shares and intend to vote in favor of the proposal. Only Shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed for the Annual Meeting who will determine whether or not a quorum is present. The presence of a majority of the outstanding Common Shares represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be treated as Common Shares that are present for the purpose of determining whether a quorum exists. With respect to the proposal to elect nine individuals as Directors, the nine nominees receiving the highest vote totals will be elected as Directors.

         The mailing address of the principal executive offices of the Company is 1126 South 70th Street, Suite S107B, Milwaukee, Wisconsin 53214-3151. The Company's Internet address is www.merge.com. The Common Shares are included for quotation on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "MRGE." On April 11, 2001, the last reported sales price of the Common Shares as reported by Nasdaq was $0.80 per Common Share.

              THE DATE OF THIS PROXY STATEMENT IS APRIL 16, 2001.

                             AVAILABLE INFORMATION

         The Company files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy materials and other information concerning the Company can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies can be obtained by mail from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Shares are included for quotation on the Nasdaq SmallCap Market and copies of reports and other material concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1801 K Street, N.W., 8th Floor, Washington, D.C. 20006.


                                     SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Proxy Statement. Unless the context otherwise requires, all references in this Proxy Statement to the "Company" refer to Merge Technologies Incorporated and its subsidiaries.

         MATTERS TO BE CONSIDERED BY SHAREHOLDERS AT THE ANNUAL MEETING

         The Annual Meeting of Shareholders of the Company will be held for the purpose of considering and voting upon proposals to:

         1. Elect nine individuals to serve as Directors until the next annual meeting of Shareholders or otherwise as provided in the By-Laws; and

         2. Transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

         Only Shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                    PROPOSAL REGARDING ELECTION OF DIRECTORS

         Nine individuals will be elected at the Annual Meeting to serve as Directors until the next annual meeting of the Shareholders or otherwise as provided in the By-Laws. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees with respect to all proxies received by the Company. If any nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The Directors have no reason to believe that any of the nominees named below will be unable to serve if elected.

         The nominees for election to the Board are as follows.

         William C. Mortimore, 55, Founder of the Company, has served as Chairman and Chief Strategist since September 2000, as President and Chief Executive Officer from November 1987 through August 2000 and as a member of the Board of Directors of the Company since its inception in November 1987. Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an original member of the American College of Radiology/National Association of Electrical Manufacturers ("ACR/NEMA") committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore is also a member of the Board of Directors of the Diagnostic Imaging Division of NEMA. Mr. Mortimore received a B.S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.

         Richard A. Linden, 40, a Director, joined Merge Technologies as its President and CEO in September, 2000 with over 17 years of technology and healthcare industry experience, most recently at MMI Companies, Inc. an NYSE company specializing in risk management and liability insurance to the healthcare industry. From October 1999 to August 2000, Mr. Linden served as President of MMI's Healthcare Consulting Group. From April 1998 to September 1999, he served as Chief Operations Officer for MMI's domestic businesses and from April 1992 to March 1998, he served as MMI's Chief Information Officer. Mr. Linden began his professional career with Andersen Consulting and received his B.S. in Systems Analysis from Miami University, Ohio and his M.B.A. from the University of Chicago.

         Robert A. Barish, M.D., 47, a Director, is Associate Dean for Clinical Affairs and a Professor in the Department of Surgery and Medicine at the University of Maryland School of Medicine. From 1996 to 1998, he served as the Chief Executive Officer of University CARE, the Clinical and Research Enterprise at the University of Maryland. He is a Trustee of the Endowment Fund of the University of Maryland. Dr. Barish holds a B.A. from the University of New Hampshire, an M.D. from the New York Medical College and an M.B.A. from Loyola College.

         Michael D. Dunham, 55, a Director, is Executive Vice President of Business Development of IFS Industrial and Financial Systems, a publicly-traded Sweden-based corporation that markets and supports manufacturing software systems. Mr. Dunham co-founded and served as CEO of publicly-traded Effective Management Systems, Inc. between 1978 and 1999. Mr. Dunham is a director of several private companies and a bank. Mr. Dunham is also a Vice Chairman of the Milwaukee Metropolitan Association of Commerce. Mr. Dunham holds a B.S. in Electrical Engineering from the University of Denver and a M.M.S. from the Stevens Institute of Technology.

         Robert T. Geras, 63, a Director, has been a shareholder of the Company since May 1989. Mr. Geras has been a private venture investor for more than 25 years and has participated as a director of, investor in, and/or advisor to numerous small businesses in fields ranging from medical equipment, computer software, banking, telecommunications, industrial distribution and internet. He has also assisted in corporate planning, capital formation and management for his various investments. Mr. Geras holds a B.S.B.A. from Northwestern University.

         Kevin E. Moley, 54, a Director, has been a private investor since January 2000. He had previously served as Chairman of the Board of Patient Care Dynamics from 1998 to 1999. From 1996 to 1998, he served as President and Chief Executive Officer of Integrated Medical Systems, Inc., where he also served as a director from 1994 to 1998. From 1993 through 1995, Mr. Moley was Senior Vice President of PCS Health Systems, a provider of prescription management services. From 1992 through 1993, Mr. Moley served as the Deputy Secretary of the United States Department of Health and Human Services. From 1989 through 1992, Mr. Moley served as Assistant Secretary of the United States Department of Health and Human Services. Mr. Moley is a director of Cephalon, Inc., a publicly-traded biopharmaceutical company, PerSe Technologies, a medical billing company, and of Innovative Clinical Solutions Limited, a clinical research organization. Mr. Moley attended the School of Foreign Service at Georgetown University.

         Hymie S. Negin, 55, a Director, has served as President of Joca Corporation and Carjo Capital Corporation since 1983, through which activities in the creation, development and turnaround of businesses have been undertaken. From 1997 through 1998, Mr. Negin was a Principal and Operating Partner of a major Canadian Chartered bank's merchant banking unit. From 1981 through 1982 he was one of five Managing Partners of The Merbanco Group, an Alberta based merchant banking group. From 1977 through 1980, Mr. Negin was President and Chief Executive Officer of Northway Gestalt Corporation, one of the world's most advanced and largest digital mapping companies. From 1975 through 1976, Mr. Negin was Executive General Manager of the Premier Group, a food processing and pharmaceutical organization. In 1972, Mr. Negin became Managing Director and CEO of United

Refineries Ltd., one of Zimbabwe's largest food and consumer chemical processing companies. Mr. Negin is a director of Battery Technologies Inc. and International Keystone as well as several privately held companies. Mr. Negin received his B.A. in Economics and Sociology from the University of Natal, South Africa and his Master of Business Administration from the University of Cape Town, South Africa.

         Anna M. Hajek, 52, a Director Nominee, is co-founder of Clarity Group, LLC, a business operations management firm and has served as its Managing Partner since the firm's inception in February 2001. From 1995 to 2000, Ms. Hajek served as Executive Vice President and President of the Healthcare Risk Services Group operating division of MMI Companies, Inc., an NYSE company specializing in risk management and liability insurance to the healthcare industry. From 1985 to 1994, she served in various other capacities at MMI. Prior to that time, Ms. Hajek worked in hospital and academic medical center settings in her capacity as a medical technologist and educator. Ms. Hajek received her B.A. with honors from the College of St. Teresa, Winona, Minnesota, and her Masters Degree in Health Professions Education from the University of Illinois at Chicago. She holds an active Medical Technologist certification from the American Society of Clinical Pathologists.

         John D. Halamka, M.D., 38, a Director Nominee, is Chief Information Officer of the CareGroup Health System, Associate Dean for Educational Computing at Harvard Medical School, Chairman of the New England Health Electronic Data Interchange Network (NEHEN) and Associate in Medicine, Division of Emergency Medicine, Beth Israel Deaconess Medical Center. He has served on the faculty of Harvard Medical School since 1996. From 1988 to 1995, Dr. Halamka practiced in the Department of Emergency Medicine at Harbor - U.C.L.A. Medical Center. He holds an M.D. from the University of California - San Francisco and an M.S. in Medical Informatics from the Massachusetts Institute of Technology.

BOARD COMMITTEES

         The Board is required to meet at least once per year, either in person or by telephonic conference. The Board met ten times during the calendar year 2000. All of the Directors, except for Douglas Harrington, who served until November 2000, attended at least 75% of the aggregate of (i) the number of meetings of the Board of Directors plus (ii) the number of meetings of all committees on which they served.

         The Board of Directors has four standing committees: a Compensation Committee; an Executive Committee; a Nominating Committee and an Audit Committee.

         The Compensation Committee reviews and administers the compensation of the officers of the Company. This committee also serves as the Stock Option Committee, and in this capacity reviews and administers the granting of stock options under the Company's Stock Option Plan for Employees. The Compensation Committee met one time in 2000 and is currently comprised of Michael D. Dunham, Hymie S. Negin. and Kevin E. Moley.

         The Executive Committee provides guidance to management on corporate matters such as strategic relationships, capital formation and business planning. The Executive Committee met one time in 2000. It is currently comprised of Hymie S. Negin, Michael D. Dunham, Robert T. Geras, Richard A. Linden and William C. Mortimore.

         The Nominating Committee nominates candidates for the Board and will consider nominees recommended by Shareholders. The Nominating Committee, which met once in 2000, is currently comprised of William C. Mortimore, Robert A. Barish, M.D. and Robert T. Geras.

         The Audit Committee recommends engagement of the Company's independent accountants, approves services performed by these accountants, and reviews and evaluates the Company's accounting system and its system of internal accounting controls. The Audit Committee, which met three times in 2000, is currently comprised of Kevin E. Moley, Michael D. Dunham and Robert T. Geras.

         We, the members of the Audit Committee of Merge Technologies Incorporated, represent the following:

         1. The Audit Committee has reviewed and discussed the Company's audited financial statements with management of the Company;

         2. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards 61, as may be modified or supplemented;

         3. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with KPMG LLP its independence; and

         4. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                    Kevin E. Moley      Michael D. Dunham      Robert T. Geras

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as an appendix to this Proxy Statement. All of the members of the Audit Committee are independent, as independence is defined in Section 4200 of the rules of the Nasdaq Stock Market.

         For a discussion of Directors' compensation, as well as additional information regarding the management of the Company, see
"Management-Compensation of Directors and Executive Officers."

         RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Messrs. Mortimore, Linden, Barish, Dunham, Geras, Moley, Negin and Halamka and Ms. Hajek for election as Directors of the Company by the Shareholders at the Annual Meeting to serve until the next annual meeting of Shareholders or as otherwise provided in the By-Laws.

         VOTE REQUIRED: The nine nominees receiving the highest vote totals will be elected as Directors of the Company.

                                   MANAGEMENT

DIRECTORS

         For the names of and biographical information regarding each of the Directors and a discussion of Board Committees, see "Proposal Regarding Election of Directors."

EXECUTIVE OFFICERS

         The names of the executive officers of the Company, and their respective ages and positions with the Company, are as follows:

NAME                                  AGE         POSITION
----                                  ---         --------
Richard A. Linden...............      40      President and Chief Executive Officer, Director
Colleen M. Doan.................      38      Chief Financial Officer, Treasurer and Secretary
Joseph P. Gentile...............      44      Vice President, Sales - Systems Solutions
Anton J. M. van Kimmenade.......      47      Vice President, Service and Branch Manager, Europe
William C. Mortimore............      55      Chief Strategist, Director
David M. Noshay.................      40      Vice President, Strategic Marketing
William L. Stafford.............      54      Vice President, Sales - OEM/VAR Solutions

         Colleen M. Doan has served as Chief Financial Officer of the Company since September 1996, Treasurer since June 1994 and Secretary since September 1997. Ms. Doan also served as Business Manager from September 1989 through July 1995 and Controller from August 1995 through August 1996. Ms. Doan holds a B.A. in Business and Management from Alverno College.

         Joseph P. Gentile has served as Vice President, Sales - Systems Solutions since May 2000 and as Director of Systems Sales from January 2000 through April 2000. From February 1998 until December 1999, Mr. Gentile was employed as MRI Sales Manager of Marconi Medical Systems (formerly known as Picker Medical Systems). From May 1994 to January 1998, Mr. Gentile served as Vice President of Sales for IMACS Medical Systems, a company dedicated to electronic integration of cardiac cath labs. Mr. Gentile has also been employed at Philips Medical Systems and General Electric Medical Systems.

         Anton J. M. van Kimmenade, has served as Vice President, Service since May 2000 and as Branch Manager, Europe since the Company founded its European branch in 1996. He also served as Director of Worldwide Service from November 1997 until April 2000 and as the Company's European Technical Director from 1994 through 1996. From 1974 to 1993, Mr. van Kimmenade worked for Philips Medical Systems and its affiliates in the field of software management and test management, including as a software designer and as a Director of Quality. Mr. van Kimmenade received his B.S. in Electrical Engineering from the Polytechnical University in Eindhoven, the Netherlands.

         David M. Noshay has served as Vice President, Strategic Marketing since May 2000. From January 1999 to April 2000, Mr. Noshay served as Vice President Sales and Marketing - Systems and from August 1997 until December 1998, he served as Vice President, Marketing of the Company. From

September 1995 until July 1997, Mr. Noshay served as the Company's Eastern Regional Sales Manager. From July 1994 until August 1995, Mr. Noshay was Sales Manager of Scitex Medical Systems, a manufacturer of medical image printing equipment. From February 1989 until June 1994, he was Marketing Manager for Konica Medical Corporation, a manufacturer of medical film and image printing equipment. Previously, he was employed by Matrix Instruments, a manufacturer of medical imaging printing equipment, and Siemens Medical Systems, a manufacturer of medical diagnostic imaging equipment. Mr. Noshay holds a B.S. in Electrical Engineering and an M.S. in Biomedical Engineering from Rutgers University.

         William L. Stafford has served as Vice President, Sales - OEM/VAR solutions since May 1999. He served as Vice President, Sales and Marketing - Components from January 1999 until April 1999. From June 1994 until December 1998, he served as Vice President, Sales of the Company. From February 1993 until May 1994, Mr. Stafford served as the Company's Director of Sales. From June 1983 until February 1993, Mr. Stafford was employed by Marquette Medical Systems, Inc., a manufacturer of patient monitoring systems. Previously, he was employed by GE Medical Systems, a manufacturer of medical diagnostic imaging equipment, and Baxter Laboratories, a drug manufacturer. Mr. Stafford holds a B.A. in Economics from Yale College and an M.B.A. from Harvard.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

         Directors who are employees of the Company do not receive any cash compensation for their service as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board meetings. The Board of Directors may, in its discretion, alter this policy in the future.

         Directors who are not employees of the Company receive $1,000 for each Board meeting, and $500 for each committee meeting which they attend in person, and one-half of these amounts for meetings in which they participate by telephone and which exceed one hour in length. Directors also are reimbursed for certain expenses incurred in connection with attendance at Board meetings. In addition, Hymie Negin received $15,000 in 2000 for his work on the Executive Committee.

          Upon joining the Board, each new Director has received options to purchase 10,000 Common Shares under the Company's 1998 Stock Option Plan for Directors. These options have an exercise price equal to the closing price of the Company's stock on the date of grant and vest to the extent of one third on each of the first, second and third anniversaries. In 1999, the Company also issued to each director options to purchase 2,500 Common Shares which vested immediately and have an exercise price equal to the closing price of the Company's stock on the date of grant. In addition, Hymie S. Negin and Michael D. Dunham received options to purchase 25,000 and 5,000 Common Shares, respectively, in 2000 for their work on the Executive Committee. The options issued to Mr. Negin and Mr. Dunham in 2000 have exercise prices equal to the closing price of the Company's stock on the grant dates and vest in February 2001.

         The purposes of the Director's Plan are to attract and retain the best available personnel for service as Directors, to provide additional incentive to individuals to serve as Directors, to motivate Directors to achieve superior performance for the benefit of the Company's shareholders, and to encourage Directors' continued service on the Board. Each option granted under the Director's Plan is evidenced by a written agreement between the Company and the participant.

EXECUTIVE COMPENSATION

         Set forth below is information concerning the compensation for 2000, 1999 and 1998 for the Company's President and Chief Executive Officer and each other executive officer of the Company whose salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                         Long Term
                                                                                       Compensation
                                             Annual Compensation                          Awards
                                     --------------------------------------------      ------------
                                                                                        Securities
     Name and Principal                                              Other Annual        Underlying     All Other
          Position                   Year    Salary       Bonus(1)   Compensation         Options    Compensation(2)
     ------------------              ----   --------      --------   ------------       -----------  ----------------

Richard A. Linden ............       2000   $ 66,667(3)         --                          220,000   $      1,000
President and CEO

Joseph P. Gentile ............       2000   $100,000      $ 50,610             --            45,000   $      2,259
Vice President, Sales -
Systems Solutions

William C. Mortimore .........       2000   $173,333            --             --           142,278   $      3,467
Chief Strategist                     1999    160,000            --             --            10,000          3,200
                                     1998    160,000            --             --                --          3,200


David M. Noshay ..............       2000   $121,250            --             --            10,000   $      2,425
Vice President, Strategic            1999    115,000            --             --            12,000          2,300
Marketing                            1998    115,298            --   $      2,916(4)             --          2,300


William L. Stafford ..........       2000   $115,000      $ 22,189             --                --   $      2,744
Vice President Sales -               1999    115,000            --             --            10,000          2,300
OEM/VAR Solutions                    1998    115,000            --             --                --          2,300


(1) Mr. Gentile and Mr. Stafford each received an incentive sales bonus in 2000.

(2) Represents paid contributions to its 401(k) plan for the benefit of its employees.

(3) Represents salary from September 2000 (the effective date of Mr. Linden's employment) through December 2000.

(4)      Mr. Noshay received a moving expense reimbursement of $2,916 in 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                       Number of       Percent of
                                       securities     total options
                                       underlying      granted to
                                        options       employees in     Exercise       Expiration
                                        granted        fiscal year       price           date
                                      ------------    -------------   ------------   ------------

Richard A. Linden (1) .............        220,000              40%   $       2.00        8/31/06
                                            25,000               5%   $       2.75         1/1/06
Joseph P. Gentile (2) .............         20,000               4%           1.00       10/30/06

William C. Mortimore (2) ..........        142,278              26%   $       2.00        8/31/06

David M. Noshay (2) ...............         10,000               2%   $       1.00       10/30/06

William L. Stafford (2) ...........             --              --    $         --             --

(1) Options granted to Mr. Linden vest to the extent of 50,000 shares on each of September 1, 2001, 2002, 2003 and 2004 and to the extent of 20,000 shares on January 1, 2005.

(2) Options granted to Messrs. Gentile, Mortimore and Noshay vest to the extent of 25% on each of the first, second, third and fourth anniversaries of the respective grant dates.


                  AGGREGATED 2000 FISCAL YEAR END OPTION VALUES


                                                    Number of Securities          Value of Unexercised
                                                   Underlying Unexercised             In-the-Money
                                                         Options at                    Options at
                                    Shares            Fiscal Year End               Fiscal Year End
                                   Acquired     ---------------------------   ----------------------------
                                 on Exercise     Exercisable  Unexercisable    Exercisable   Unexercisable
                                 ------------   ------------  -------------   ------------   -------------

Richard A. Linden ............             --             --        220,000   $         --   $         --

Joseph P. Gentile ............             --             --         45,000   $         --   $         --

William C. Mortimore .........             --         72,722        147,278   $         --   $         --

David M. Noshay ..............             --         61,024         28,697   $         --   $         --

William L. Stafford ..........             --         72,722          5,000   $         --   $         --


EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements as of September 1, 2000 with Richard A. Linden and William C. Mortimore, each of which is in effect until terminated by either the employee or the Company upon thirty (30) days written notice.

         Mr. Linden's contract provides for a monthly salary of no less than $16,667 and an annual performance bonus of up to 25% of salary and requires Mr. Linden to devote his full time and attention to the Company. The employment agreement also includes confidentiality provisions, restricts Mr. Linden's ability to compete with the Company for a period of two years after termination of his employment and awards Mr. Linden twelve months' severance pay following termination of his employment under certain conditions in a change of control. As provided for in his employment agreement, Mr. Linden was issued 220,000 stock options with an exercise price of $2.00, the closing price of the Company's Common Stock on September 1, 2000. The options are exercisable to the extent of 50,000 shares on each of September 1, 2001, 2002, 2003 and 2004 and to the extent of 20,000 shares on January 1, 2005

         Mr. Mortimore's contract provides for a monthly salary of no less than $16,667 and an annual performance bonus of up to 25% of salary and requires Mr. Mortimore to devote his full time and attention to the Company. The employment agreement also includes confidentiality provisions, restricts Mr. Mortimore's ability to compete with the Company for a period of two years after termination of his employment and awards Mr. Mortimore twelve months' severance pay following termination of his employment under certain conditions in a change of control. As provided for in his employment agreement, Mr. Mortimore was issued 142,278 stock options with an exercise price of $2.00, the closing price of the Company's Common Stock on September 1, 2000. The options are exercisable to the extent of 25% on each of September 1, 2001, 2002, 2003 and 2004. Under Wisconsin law, a non-compete clause in an employment agreement may be voided if the court determines that the non-compete clause if unfairly restrictive.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of April 16, 2001 by: (i) each person that is known by the Company to beneficially own or exercise the voting or dispositive control over 5% or more of the outstanding Common Shares; (ii) each Director; and (iii) all Directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire the beneficial ownership within 60 days.

                                                                            Shares Beneficially
                                                                                  Owned (1)
                                                                          -----------------------
Name and Address (2)                                                         Number       Percent
--------------------                                                      ----------    ---------
Harvey L. Poppel (3)....................................................   1,074,754       16%
Robert T. Geras (4).....................................................     741,089       12%
William C. Mortimore (5)................................................     654,781       11%
Richard A. Linden.......................................................     195,350        3%
Hymie S. Negin (6)......................................................     153,333        3%
Robert A. Barish, M.D. (7). ............................................      50,000         (*)
Michael D. Dunham (8)...................................................      17,500         (*)
Kevin E. Moley (9)......................................................      14,500         (*)
Anna M. Hajek...........................................................          --         (*)
John D. Halamka, M.D....................................................          --         (*)
All Directors, Director Nominees and Executive Officers as a Group
     (14 persons).......................................................   2,212,671       34%



(*)  Less than 1% of outstanding Common Stock.

(1) Except pursuant to applicable marital property laws or as indicated in the footnotes to this table, to the Company's knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all Common Stock shown as beneficially owned by such shareholder.

(2) The business address for Mr. Poppel is 1391 Sixth Street, Sarasota, FL 34236. The business address for each of Messrs. Geras, Mortimore, Linden, Negin, Barish, Dunham, Moley and Halamka and Ms. Hajek is Merge Technologies Incorporated, 1126 South 70th Street, Suite S107B, Milwaukee, WI 53214-3151.

(3) Includes 588,236 convertible preferred shares held by Mr. Poppel and vested warrants to acquire 294,118 shares.

(4) Reflects 203,164 shares held by trusts for the benefit of Mr. Geras' adult children, the beneficial ownership of which Mr. Geras disclaims, and includes vested options to acquire 12,500 shares.

(5)  Includes vested options held by Mr. Mortimore to acquire 75,222 shares.

(6) Includes 50,000 shares of Merge Technologies Canada Ltd. stock held by Mr. Negin which may be converted into 50,000 shares of Merge Technologies Incorporated Common Stock, 15,000 convertible preferred shares and vested warrants and options to acquire 38,333 shares.

(7) Includes 25,000 convertible preferred shares held by Dr. Barish and vested warrants and options to acquire 25,000 shares.

(8)  Includes vested options held by Mr. Dunham to acquire 17,500 shares.

(9)  Includes vested options held by Mr. Moley to acquire 12,500 shares.


         The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of equity securities of the Company with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). The SEC requires officers, Directors and greater than ten percent Shareholders to furnish the Company with copies of all these forms filed with the SEC or the NASD.

         To the Company's knowledge, based solely upon its review of the copies of these forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that all filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners have been complied with during 2000, except that late filings of Form 3 and Form 4 were made as follows: Richard A. Linden - one late filing; Colleen M. Doan - one late filing; Joseph P. Gentile - three late filings; David M. Noshay - one late filing; William L. Stafford - one late filing; Anton J. M. van Kimmenade - three late filings; Michael D. Dunham - two late filings and Hymie S. Negin - two late filings.


                          ANNUAL REPORT ON FORM 10-KSB

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request of the person, a copy of the Company's Form 10-KSB Annual Report for the fiscal year ended December 31, 2000. Requests should be made to the Investor Relations Department at the Company's principal executive offices located at 1126 South 70th Street, Suite S107B, Milwaukee, Wisconsin 53214-3151; telephone number (414) 977-4000.

                              STOCKHOLDER PROPOSALS

         No shareholder proposals were received by the Company for inclusion in this year's proxy statement. If a shareholder wishes to present a proposal to be included in the proxy statement for the next Annual Meeting of Shareholders, the proposal must be submitted in writing and received by the Company's Secretary at the Company's offices no later than January 10, 2002.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                         MERGE TECHNOLOGIES INCORPORATED



I.       AUDIT COMMITTEE PURPOSE

         The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independence and performance of the Company's external auditors and (3) the compliance by the company with legal and regulatory requirements.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the NASDAQ.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee or its Chair should communicate with management and the independent auditor quarterly to review the Company's financial statements and significant findings based upon the auditors limited review process.

III.     AUDIT COMMITTEE ACTIVITIES

         The Audit Committee shall do the following to assist the Board in its monitoring activities.

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in the accordance with Securities and Exchange Commission regulations.

         2. Review the company's annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles and judgments.

         3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Compliance and Other Matters

         11. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements and the Company's compliance with applicable laws and regulations.

         12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         13. Perform any other activities consistent with this Charter as the Committee or the Board deems necessary or appropriate.

         14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         15. Annually review policies and procedures as well as audit results associated with directors, and officer's expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

         While the Audit Committee will perform the functions and has the powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Ethical Conduct.




                  ============================================

                  YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
                  PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
                      FURTHER REQUESTS FOR PROXIES. PLEASE
                    PROMPTLY MARK, SIGN, DATE AND RETURN THE
                    ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                  ============================================

                         MERGE TECHNOLOGIES INCORPORATED
                             1126 SOUTH 70TH STREET
                                   SUITE S107B
                         MILWAUKEE, WISCONSIN 53214-3151

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard A. Linden and Colleen M. Doan, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, par value $0.01 per share (the "Common Stock"), of Merge Technologies Incorporated (the "Company") held of record by the undersigned on March 23, 2001 at the Annual Meeting of Shareholders.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN.

             o DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED o

--------------------------------------------------------------------------------

               MERGE TECHNOLOGIES INCORPORATED 2001 ANNUAL MEETING


1.   Elect nine individuals to serve as Directors until the next annual meeting of Shareholders or otherwise as provided in the Amended and Restated By-Laws (check one box).

[X]  Please mark your votes as in this example.

1 - WILLIAM C. MORTIMORE    6 - KEVIN E. MOLEY                [ ] FOR all nominees        [ ] WITHHOLD AUTHORITY
2 - RICHARD A. LINDEN       7 - HYMIE S. NEGIN                    listed to the left          to vote for all nominees
3 - ROBERT A. BARISH, M.D.  8 - ANNA M. HAJEK                     (except as specified        listed to the left.
4 - MICHAEL D. DUNHAM       9 - JOHN D. HALAMKA, M.D.             below)
5 - ROBERT T. GERAS

(Instructions:  To withhold authority to vote for any indicated nominees, write the
number(s) of the nominee(s) in the box provided to the right.)                    [                                  ]



2.   In their discretion, the Proxies are authorized to transact any other business as may properly come before the
     Meeting or any adjournment thereof.

                                  [ ] For            [ ] Against          [ ] Abstain


Check appropriate box                           Date                              NO. OF SHARES
indicate changes below:                             --------------------

Address Change? [ ]   Name Change? [ ]
                                                                                  [                                  ]

                                                                                  SIGNATURE(s) IN BOX

                                                                                  NOTE: SIGN EXACTLY AS NAME APPEARS TO
                                                                                  THE LEFT. WHEN SHARES ARE HELD BY JOINT
                                                                                  TENANTS, BOTH SHOULD SIGN. WHEN
                                                                                  SIGNING AS ATTORNEY, EXECUTOR,
                                                                                  ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                                  PLEASE GIVE FULL TITLE AS SUCH. IF
                                                                                  A CORPORATION, PLEASE SIGN
                                                                                  CORPORATE NAME BY PRESIDENT OR
                                                                                  AUTHORIZED OFFICER. IF A
                                                                                  PARTNERSHIP, PLEASE SIGN IN
                                                                                  PARTNERSHIP NAME BY AN AUTHORIZED
                                                                                  PERSON.